As filed with the Securities and Exchange Commission on March 10, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tritium DCFC Limited

(Exact Name of Registrant as Specified in Its Charter)

Australia	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

48 Miller Street

Murarrie, QLD 4172

Australia

+61 (07) 3147 8500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher Lueking

Ryan Maierson

Roderick Branch

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800 Chicago, IL 60611

(312)-876-7700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 10, 2023.

PRELIMINARY PROSPECTUS

Up to 11,335,883 Ordinary Shares

Offered by the Selling Securityholders

Tritium DCFC Limited

This prospectus relates to the offer and resale of up to 11,335,883 of our ordinary shares, no par value (“Ordinary Shares”), by B. Riley Principal Capital II, LLC, whom we refer to in this prospectus as “B. Riley Principal Capital II” or the “Selling Securityholder.”

Such 11,335,883 Ordinary Shares have been or may be issued by us to B. Riley Principal Capital II pursuant to an ordinary shares purchase agreement, dated as of September 2, 2022 (the “Purchase Agreement”), we entered into with B. Riley Principal Capital II and include (i) up to 11,223,647 Ordinary Shares that we may, in our sole discretion, depending on factors which may include current market conditions and trading prices, elect sell to B. Riley Principal Capital II, from time to time after the date of this prospectus, pursuant to the Purchase Agreement and (ii) 112,236 Ordinary Shares we issued to B. Riley Principal Capital II on September 2, 2022 as consideration for its commitment to purchase Ordinary Shares in one or more purchases that we may, in our sole discretion, direct them to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Securityholder. However, we may receive up to $75,000,000 aggregate gross proceeds under the Purchase Agreement from sales of our Ordinary Shares we may elect to make to B. Riley Principal Capital II pursuant to the Purchase Agreement after the date of this prospectus. See “The Company—The Committed Equity Financing” for a description of the Purchase Agreement and “Selling Securityholder” for additional information regarding B. Riley Principal Capital II.

Depending on the market prices of our Ordinary Shares at the time we elect to issue and sell shares to B. Riley Principal Capital II under the Purchase Agreement, we may need to register under the Securities Act of 1933, as amended (the “Securities Act”), additional Ordinary Shares for resale by the Selling Securityholder in order to receive aggregate gross proceeds equal to the $75,000,000 available to us under the Purchase Agreement.

B. Riley Principal Capital II may resell or otherwise dispose of our Ordinary Shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how B. Riley Principal Capital II may resell or otherwise dispose of our Ordinary Shares pursuant to this prospectus. B. Riley Principal Capital II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, with respect to the offer and resale by B. Riley Principal Capital II of up to 11,335,883 Ordinary Shares that have been or may be issued by us to B. Riley Principal Capital II pursuant to the Purchase Agreement.

We will pay the expenses incurred in registering under the Securities Act the offer and resale by the Selling Securityholder of up to 11,335,883 of our Ordinary Shares to which this prospectus relates, including legal and accounting fees. We have also engaged Northland Securities, Inc. (“Northland”) to act as a “qualified independent underwriter” in this offering, whose fees and expenses will be borne by the Selling Securityholder. See “Plan of Distribution.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 13 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the trading symbol “DCFC”. On March 9, 2023, the last reported sales price of our Ordinary Shares, as reported on Nasdaq, was $1.66 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                 , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell the securities as described in this prospectus, from time to time, in one or more offerings as described in this prospectus. Each time that the Selling Securityholders offer and sell securities, we or the Selling Securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated, references to a particular “fiscal year” are to our fiscal year ended June 30 of that year.

References to a year other than a “Fiscal” or “fiscal year” are to the calendar year ended December 31. Unless otherwise specified, all monetary amounts in this prospectus are in U.S. dollars, all references to “$,” “US$,” “USD” and “dollars” mean U.S. dollars and all references to “A$” and “AUD” mean Australian dollars. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

We are an “emerging growth company” and a “foreign private issuer” as defined under SEC rules and will be subject to reduced public company reporting requirements for this prospectus and future filings.

Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “Tritium,” the “Company” and our “company” refer to Tritium DCFC Limited and its subsidiaries and references to “Tritium Holdings” refer to Tritium Holdings Pty Ltd. When we refer to “you,” we mean the potential purchasers of the applicable securities of the Company.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy and information statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.tritiumcharging.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the fiscal year ended June 30, 2022, filed with the SEC on September 22, 2022 (the “2022 Form 20-F”);

•	Our Reports on Form 6-K filed with the SEC on November 4, 2022 and March 9, 2023; and

•

The description of our Ordinary Shares contained in our 2022 Form 20-F filed with the SEC on September 22, 2022 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of any offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such document.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Tritium DCFC Limited

48 Miller Street

Murarrie, QLD 4172, Australia

or

+61 (07) 3147 8500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

We design, sell, manufacture and service proprietary hardware and associated software to create advanced and reliable direct current (“DC”) fast chargers for electric vehicles EVs. Our technology is engineered to be easy to install, own and use. Our compact, robust chargers are designed to look great on Main Street and thrive in harsh conditions. As of December 31, 2022, we have already sold over 10,000 DC fast chargers and have provided high-power charging sessions across 42 countries.

We are a technology provider that primarily generates revenue from the sale of DC fast-charging solutions. Our solutions are made up of core charging hardware, including embedded on-device firmware, and adjacent software platforms that let owners monitor and manage their assets. Our charging station hardware portfolio includes stand-alone chargers and distributed chargers, and our software products include Tritium Pulse Software and MyTritium Software. We offer ongoing maintenance services including the provision of spare parts, extended warranties, services outside warranty and a range of service level agreement options. We are currently focused on key customer types across the charging landscape, such as Charge Point Operators, Automakers, Fleets, Fuel Stations, Retail and Utilities, but our products are segment-agnostic and can be used across all target sectors. In the future, we also aim to address the emerging markets of heavy-duty vehicle charging and residential and fleet low-power DC charging.

Our principal executive offices are located at Tritium DCFC Limited, 48 Miller Street, Murarrie, QLD 4172, Australia. Our telephone number is +61 (07) 3147 8500. Our website address is www.tritiumcharging.com. The information on, or that may be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our businesses. This prospectus also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to create, and does not imply, a relationship with us, or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Committed Equity Facility

On September 2, 2022, we entered into the Purchase Agreement and a registration rights agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II. Pursuant to the Purchase Agreement, we have the right to sell to B. Riley Principal Capital II up to $75,000,000 of Ordinary Shares, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of our Ordinary Shares pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act, the resale by B. Riley Principal Capital II of up to 11,335,883 of our Ordinary Shares, including (i) up to 11,223,647 of our Ordinary Shares that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital II, from time to time from and after the Commencement Date (defined below) under the Purchase Agreement, and (ii) 112,236 of our Ordinary Shares that we issued B. Riley Principal Capital II on September 2, 2022 (the “Commitment Shares”) in consideration for its commitment to purchase our Ordinary Shares that we may, in our sole discretion, direct them to make from time to time after the date of this prospectus pursuant to the Purchase Agreement.

Upon the initial satisfaction of the conditions to B. Riley Principal Capital II’s purchase obligations set forth in the Purchase Agreement (the “Commencement”), including that the registration statement that includes this prospectus be declared effective by the SEC, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period beginning on the date the Commencement occurs (the “Commencement Date”), to direct B. Riley Principal Capital II to purchase a specified number of our Ordinary Shares (each, a “Purchase”), not to exceed the lesser of (such lesser number of shares, the “Purchase Maximum Amount”): (i) 3,000,000 of our Ordinary Shares and (ii) 10.0% or 20.0% (the applicable percentage to be specified by us in the applicable Purchase Notice (as defined below) for such Purchase) of the total aggregate number (or volume) of our Ordinary Shares traded on Nasdaq during the applicable Purchase Valuation Period (as defined below) for such Purchase (such specified number of shares to be purchased by the Selling Securityholder in such Purchase, adjusted to the extent necessary to give effect to the applicable Purchase Maximum Amount and certain additional limitations set forth in the Purchase Agreement, the “Purchase Share Amount”), by timely delivering written notice to B. Riley Principal Capital II (each, a “Purchase Notice”) prior to 9:00 a.m., New York City time, on any trading day (each, a “Purchase Date”), so long as (a) the closing sale price of our Ordinary Shares on Nasdaq on the trading day immediately prior to such Purchase Date is not less than $1.00, subject to adjustment as set forth in the Purchase Agreement (such price, as may be adjusted from time to time in accordance with the Purchase Agreement, the “Threshold Price”), and (b) all Ordinary Shares subject to all prior purchases effected by us under the Purchase Agreement have been received by B. Riley Principal Capital II prior to the time we deliver such Purchase Notice to B. Riley Principal Capital II.

The per share purchase price that B. Riley Principal Capital II is required to pay for our Ordinary Shares in a Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of our Ordinary Shares (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period (the “Purchase Valuation Period”) beginning at the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of (i) 3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date, (ii) such time that the total aggregate number (or volume) of our Ordinary Shares traded on Nasdaq during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable share volume maximum amount for such Purchase (the “Purchase Share Volume Maximum”), calculated by dividing (a) the applicable Purchase Share Amount for such Purchase, by (b) 0.10 or 0.20 (the applicable percentage being the same percentage we specified in the applicable Purchase Notice for determining the applicable Purchase Share Amount for such Purchase), and (iii) such time that the trading price of our Ordinary Shares on Nasdaq during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable minimum price threshold for such Purchase specified by us in the Purchase Notice for such Purchase, or if we do not specify a minimum price threshold in such Purchase Notice, a price equal to 75.0% of the closing sale price of our Ordinary Shares on the trading day immediately prior to the applicable Purchase Date for such Purchase (the “Minimum Price Threshold”), less a fixed 3.0% discount to the VWAP for such Purchase Valuation Period.

In addition to the regular Purchases described above, after the Commencement, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to purchase, on any trading day, including the same Purchase Date on which a regular Purchase is effected (if any, although we are not required to effect an earlier regular Purchase on such trading day), a specified number of our Ordinary Shares (each, an “Intraday Purchase”), not to exceed the lesser of (such lesser number of shares, the “Intraday Purchase Maximum Amount”): (i) 3,000,000 of our Ordinary Shares and (ii) 10.0% or 20.0% (the applicable percentage to be specified by us in the applicable Intraday Purchase Notice (as defined below) for such Intraday Purchase) of the total aggregate volume of Ordinary Shares traded on Nasdaq during the applicable “Intraday Purchase Valuation Period” (determined in the same manner as for a regular Purchase) for such Intraday Purchase (such specified number of shares, adjusted to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount, the “Intraday Purchase Share Amount”), by the delivery to B. Riley Principal Capital II of an irrevocable written purchase notice, after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any prior regular Purchase (if any)

and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date (each, an “Intraday Purchase Notice”), so long as (i) the closing sale price of our Ordinary Shares on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all Ordinary Shares subject to all prior Purchases and all prior Intraday Purchases by B. Riley Principal Capital II under the Purchase Agreement have been received by B. Riley Principal Capital II prior to the time we deliver such Intraday Purchase Notice to B. Riley Principal Capital II.

The per share purchase price for our Ordinary Shares that we elect to sell to B. Riley Principal Capital II in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular Purchase (including the same fixed percentage discounts to the applicable VWAP as in the case of a regular Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.

There is no upper limit on the price per share that B. Riley Principal Capital II could be obligated to pay for our Ordinary Shares we may elect to sell to it in any Purchase or any Intraday Purchase under the Purchase Agreement. In the case of Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of our Ordinary Shares to be purchased by B. Riley Principal Capital II in a Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.

From and after Commencement, we will control the timing and amount of any sales of our Ordinary Shares to B. Riley Principal Capital II. Actual sales of Ordinary Shares to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Ordinary Shares and determinations by us as to the appropriate sources of funding for its business and its operations.

We may not issue or sell any share of our Ordinary Shares to B. Riley Principal Capital II under the Purchase Agreement which, when aggregated with all other Ordinary Shares then beneficially owned by B. Riley Principal Capital II and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder), would result in B. Riley Principal Capital II beneficially owning more than 4.99% of the issued Ordinary Shares (the “Beneficial Ownership Limitation”).

The net proceeds to us from sales that we elect to make to B. Riley Principal Capital II under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell our Ordinary Shares to B. Riley Principal Capital II. We expect that any proceeds received by us from such sales to B. Riley Principal Capital II will be used for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into a “Dilutive Issuance” (as such term is defined in the Purchase Agreement) during the period beginning two (2) trading days in advance of a Purchase Date (as such term is defined in the Purchase Agreement) and ending five (5) trading days following the settlement and issuance of shares in connection with such Purchase Date.

B. Riley Principal Capital II has agreed that none of B. Riley Principal Capital II, its sole member or any entity managed or controlled by B. Riley Principal Capital II or its sole member, or any of their respective officers, will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of our Ordinary Shares or hedging transaction that establishes a net short position in our Ordinary Shares during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the Commencement Date, (ii) the date on which the Selling Securityholder shall have purchased from us under the Purchase Agreement Ordinary Shares for an aggregate gross purchase price of $75,000,000, (iii) the date on which our Ordinary Shares shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon 10 trading days’ prior written notice to B. Riley Principal Capital II. We and B. Riley Principal Capital II may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Purchase or any Intraday Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither we nor B. Riley Principal Capital II may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.

As consideration for B. Riley Principal Capital II’s commitment to purchase Ordinary Shares at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we issued 112,236 Commitment Shares to B. Riley Principal Capital II. Furthermore, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed $100,000 in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

We do not know what the purchase price for our Ordinary Shares will be and therefore cannot be certain as to the number of shares we might issue to B. Riley Principal Capital II under the Purchase Agreement after the Commencement Date. As of March 1, 2023, there were 156,310,918 Ordinary Shares issued, of which 103,034,423 shares were held by non-affiliates of our company (based on holdings information available to us as of March 1, 2023). Although the Purchase Agreement provides that we may sell up to $75,000,000 of our Ordinary Shares to the B. Riley Principal Capital II, only 11,335,883 Ordinary Shares are being registered under the Securities Act for resale by the Selling Securityholder under this prospectus, which represents (i) the 112,236 Commitment Shares that we issued to B. Riley Principal Capital II upon execution of the Purchase Agreement on September 2, 2022 and (ii) up to 11,223,647 of our Ordinary Shares that may be issued to B. Riley Principal Capital II from and after the Commencement Date, if and when we elect to sell shares to B. Riley Principal Capital II under the Purchase Agreement. Depending on the market prices of our Ordinary Shares at the time we elect to issue and sell shares to B. Riley Principal Capital II under the Purchase Agreement, we may need to register under the Securities Act additional Ordinary Shares for resale by the Selling Securityholder in order to receive aggregate gross proceeds equal to the $75,000,000 available to us under the Purchase Agreement. If all of the 11,335,883 Ordinary Shares offered for resale by B. Riley Principal Capital II under this prospectus were issued as of the date hereof, such shares would represent approximately 7.3% of the total number of issued Ordinary Shares and approximately 11.0% of the total number of issued Ordinary Shares held by non-affiliates of our company, in each case as of March 1, 2023. If we elect to issue and sell more than the 11,335,883 shares offered under this prospectus to B. Riley Principal Capital II, which we have the right, but not the obligation, to do, we must first register under the Securities Act such additional Ordinary Shares for resale by B. Riley Principal Capital II, which could cause additional substantial dilution to our shareholders.

The number of our Ordinary Shares ultimately offered for resale by B. Riley Principal Capital II through this prospectus is dependent upon the number of Ordinary Shares, if any, we elect to sell to B. Riley Principal Capital II under the Purchase Agreement from and after the Commencement Date. The issuance of our Ordinary Shares to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Ordinary Shares that our existing shareholders own will not decrease, the Ordinary Shares owned by our existing shareholders will represent a smaller percentage of our total issued Ordinary Shares after any such issuance.

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved (to the extent applicable to a foreign private issuer). If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of the date of effectiveness of our registration statement on Form F-4, filed in connection with the Business Combination (as defined below), (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of issued securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We intend to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as (i) more than 50% of our issued voting securities are held by U.S. residents and (ii) any of the following three circumstances applies: (A) the majority of our executive officers or directors are U.S. citizens or residents, (B) more than 50% of our assets are located in the United States or (C) our business is administered principally in the United States. See “Description of Securities” for more information.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

THE OFFERING

Issuer	Tritium DCFC Limited

Ordinary Shares being registered for resale by the Selling Securityholder named in the prospectus pursuant to the Purchase Agreement	Up to 11,335,883 Ordinary Shares consisting of (i) up to 11,223,647 Ordinary Shares that we may, in our sole discretion, elect sell to B. Riley Principal Capital II, from time to time after the date of this prospectus, pursuant to the Purchase Agreement and (ii) 112,236 Ordinary Shares we issued to B. Riley Principal Capital II on September 2, 2022.

Ordinary Shares issued (as of March 1, 2023)	156,310,918 Ordinary Shares.

Ordinary Shares for resale by the Selling Securityholder hereby	11,335,883 Ordinary Shares.

Ordinary Shares issued assuming (i) all Ordinary Shares registered for resale by the Selling Securityholder hereby are issued and (ii) the cash exercise of all issued and unexercised warrants (as of March 1, 2023)

176,802,696 Ordinary Shares.

Use of proceeds	We will not receive any proceeds from the resale of Ordinary Shares included in this prospectus by the Selling Securityholder. However, we may receive up to $75.0 million in aggregate gross proceeds from sales of our Ordinary Shares that we may elect to make to the Selling Securityholder, if any, from time to time in our sole discretion, from and after the Commencement Date. We expect to use the net proceeds that we receive from sales of our Ordinary Shares to the Selling Securityholder, if any, pursuant to the Purchase Agreement for working capital and general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have broad discretion over the use of the net proceeds from the sale of our Ordinary Shares under the Purchase Agreement. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date hereof, we cannot specify with certainty the particular uses for the net proceeds. See “Use of Proceeds.”

Dividend policy	We have never declared or paid any cash dividend on our Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Market for our Ordinary Shares	Our Ordinary Shares are listed on Nasdaq under the trading symbol “DCFC”.

Risk Factors	Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

Conflict of Interest	B. Riley Principal Capital II, LLC is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and Financial Industry Regulatory Authority, Inc. (“FINRA”) member. BRS will act as an executing broker that will effectuate resales of up to 11,335,883 of our Ordinary Shares that have been and may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering.

Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Ordinary Shares made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Northland, to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. B. Riley Principal Capital II has agreed to pay Northland a cash fee of $50,000 upon completion of this offering as consideration for its services and to reimburse Northland up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. Northland will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5121, BRS is not permitted to sell Ordinary Shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Plan of Distribution.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors described below and in our 2022 Form 20-F incorporated by reference into this prospectus, our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included herein and included in our 2022 Form 20-F and our updates, if any, to that section in our reports on Form 6-K incorporated by reference into this prospectus.

Risks Related to Our Securities

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Securityholder, or the actual gross proceeds resulting from those sales.

On September 2, 2022, we entered into the Purchase Agreement with B. Riley Principal Capital II, pursuant to which B. Riley Principal Capital II has committed to purchase up to $75,000,000 of our Ordinary Shares, subject to certain limitations and conditions set forth in the Purchase Agreement. The Ordinary Shares that may be issued under the Purchase Agreement may be sold by us to B. Riley Principal Capital II at our discretion from time to time over the 24-month period beginning on the Commencement Date.

We generally have the right to control the timing and amount of any sales of our Ordinary Shares to B. Riley Principal Capital II under the Purchase Agreement. Sales of our Ordinary Shares, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital II all, some or none of the Ordinary Shares that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by B. Riley Principal Capital II for the Ordinary Shares that we may elect to sell to B. Riley Principal Capital II under the Purchase Agreement, if any, will fluctuate based on the market prices of our Ordinary Shares at the time we elect to sell shares to B. Riley Principal Capital II pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of our Ordinary Shares that we will sell to B. Riley Principal Capital II under the Purchase Agreement, the purchase price per share that B. Riley Principal Capital II will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by B. Riley Principal Capital II under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of $75,000,000 of our Ordinary Shares to B. Riley Principal Capital II, only 11,335,883 Ordinary Shares are being registered for resale under the registration statement that includes this prospectus, which include 112,236 Commitment Shares that we issued to B. Riley Principal Capital II. If it becomes necessary for us to issue and sell to B. Riley Principal Capital II under the Purchase Agreement more than the 11,335,883 Ordinary Shares being registered for resale under the registration statement that includes this prospectus in order to receive aggregate gross proceeds equal to $75,000,000 under the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by B. Riley Principal Capital II of any such additional Ordinary Shares we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional Ordinary Shares to B. Riley Principal Capital II under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of Ordinary Shares in addition to the 11,335,883 Ordinary Shares being registered for resale by B. Riley Principal Capital II under this prospectus could cause additional substantial dilution to our shareholders. The number of Ordinary Shares ultimately offered for sale by B. Riley Principal Capital II is dependent upon the number of Ordinary Shares, if any, we ultimately elect to sell to B. Riley Principal Capital II under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to B. Riley Principal Capital II. If and when we do elect to sell Ordinary Shares to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such shares, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Our management team will have broad discretion over the use of the net proceeds from our sale of our Ordinary Shares to the Selling Securityholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of our Ordinary Shares to the Selling Securityholder, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect our current views, as applicable, with respect to, among other things, our respective capital resources, portfolio performance and results of operations. Likewise, all statements regarding anticipated growth in our operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this prospectus reflect our current views, as applicable, about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•

our ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to manage growth profitability following the Business Combination;

•	risks related to the rollout of our business and expansion strategy;

•	our ability to obtain and maintain financing arrangements on attractive terms or at all;

•	consumer failure to accept and adopt EVs;

•	overall demand for EV charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated;

•	the possibility that our technology and products could have undetected defects or errors;

•	our ability to manage growth;

•	our estimates of expenses, ongoing losses, future revenue, capital requirements and needs for or ability to obtain additional financing;

•	the effects of the COVID-19 pandemic or other adverse public health developments on our business;

•	the effects of competition on our future business;

•	the volatility of currency exchange rates;

•

the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate or will operate in the future;

•	potential litigation, governmental or regulatory proceedings, investigations or inquiries involving us, including in relation to the Business Combination;

•

inability to remediate material weaknesses in internal control over financial reporting and failure to maintain an effective system of internal controls, and the inability to accurately or timely report our financial condition or results of operations;

•

failure to maintain an effective system of internal control over financial reporting, and loss of securityholder confidence in our financial and other public reporting from the inability to accurately report our financial results or prevent fraud;

•	changes in personnel and availability of qualified personnel;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	potential write-downs, write-offs, restructuring and impairment or other charges required to be taken by us subsequent to the Business Combination;

•	higher costs as a result of being a public company;

•	general economic uncertainty;

•	the ability to maintain the listing of our securities on Nasdaq;

•	the limited experience of certain members of our management team in operating a public company in the United States; and

•	the volatility of the market price and liquidity of our securities.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors” in our 2022 Form 20-F incorporated by reference into this prospectus. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements). You should also carefully consider the cautionary statements contained or referred to in this section in connection with the forward-looking statements contained in this prospectus and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Securityholder pursuant to this prospectus will be resold by the Selling Securityholder for its accounts. We will not receive any of the proceeds from these sales.

We may receive up to $75,000,000 aggregate gross proceeds under the Purchase Agreement from any sales of our Ordinary Shares we make to the Selling Securityholder pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell our Ordinary Shares to the Selling Securityholder after the date of this prospectus. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive from sales of our Ordinary Shares under the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered by the Selling Securityholder pursuant to this prospectus, whereas the Selling Securityholder will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

We have engaged Northland, a registered broker-dealer and FINRA member, to be the qualified independent underwriter in the offering of the Ordinary Shares offered by the Selling Securityholder pursuant to this prospectus and, in such capacity, to participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. The Selling Securityholder has agreed to pay Northland a cash fee of $50,000 upon the completion of the offering as consideration for its services and to reimburse Northland up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in the offering.

CAPITALIZATION AND INDEBTEDNESS

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference in this prospectus and any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2022
Unaudited ($) in thousands
Cash and cash equivalents	70,753

Borrowings	74
CIGNA Refinance Loan	88,269

Total Indebtedness	88,343

Tritium Ordinary Shares	227,268
Additional paid-in capital	19,210
Accumulated other comprehensive income	3,640
Accumulated deficit	(290,667)

Total shareholders’ deficit	(40,549)

Total capitalization (1)	47,794

(1)

Excludes the impact of any cash exercise of warrants by warrant holders. Further, all of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts and the Company will not receive any of the proceeds from such sales. As such, there is no impact to the capitalization relating to the resale.

DESCRIPTION OF SECURITIES

Our authorized share capital consists of 171,519,021 Ordinary Shares, no par value. Our Ordinary Shares are not redeemable and do not have any preemptive rights.

In connection with the Business Combination that closed on January 13, 2022, we issued 21,783,259 existing warrants, each entitling its holder to purchase one ordinary share at an initial exercise price equal to $11.50 per share, which was adjusted to $6.90 per share pursuant to Section 4.3 of the Warrant Agreement by and between DCRN and the warrant agent party thereto.

As of March 1, 2023, we had 156,310,918 Ordinary Shares issued and 9,268,131 existing warrants issued. Our Ordinary Shares and existing warrants are listed on Nasdaq under the symbols “DCFC” and “DCFCW,” respectively.

For a description of our Ordinary Shares and existing warrants, including the rights and obligations attached thereto, please refer to Exhibit 4.4 hereto, which is incorporated by reference herein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans Payable to St. Baker Energy Affiliates

On November 18, 2022, Sunset Power Pty Ltd, an affiliate of St Baker Energy Pty Ltd, agreed to provide the full $10.0 million commitment for the Accordion Facility as the Accordion Facility lender.

For additional information regarding the LNSA and the Accordion Facility, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Sources of Liquidity” and “Major Shareholders and Related Party Transactions” in the 2022 Form 20-F.

On December 23, 2022, we entered into a secured term loan facility with Sunset Power Pty Ltd as trustee of St Baker Family Trust, under which we borrowed an aggregate principal amount of $20.0 million. The outstanding balance of the secured term loan facility at December 31, 2022 was $19.6 million.

SELLING SECURITYHOLDER

This prospectus relates to the offer and resale by B. Riley Principal Capital II of up to 11,335,883 Ordinary Shares that have been and may be issued by us to B. Riley Principal Capital II under the Purchase Agreement. For additional information regarding the Ordinary Shares included in this prospectus, see the section titled “The Company—The Committed Equity Financing” above. We are registering the Ordinary Shares included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with B. Riley Principal Capital II on September 2, 2022 in order to permit the Selling Securityholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution” in this prospectus, B. Riley Principal Capital II has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Securityholder” means B. Riley Principal Capital II, LLC.

The table below presents information regarding the Selling Securityholder and the Ordinary Shares that may be resold by the Selling Securityholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholder, and reflects holdings as of March 1, 2023. The number of Ordinary Shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of the Ordinary Shares being offered for resale by the Selling Securityholder under this prospectus. The Selling Securityholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Securityholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the Selling Securityholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Ordinary Shares being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Ordinary Shares with respect to which the Selling Securityholder has sole or shared voting and investment power. The percentage of Ordinary Shares beneficially owned by the Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 156,310,918 Ordinary Shares on issue on March 1, 2023. Because the purchase price to be paid by the Selling Securityholder for Ordinary Shares, if any, that we may elect to sell to the Selling Securityholder in one or more VWAP Purchases and one or more Intraday VWAP Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of Ordinary Shares that we may sell to the Selling Securityholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Securityholder of all of the Ordinary Shares being offered for resale pursuant to this prospectus.

Name of Selling Securityholder	Number of Ordinary Shares Owned Prior to Offering			Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering
	Number(1)	Percent(2)			Number(3)	Percent(2)
B. Riley Principal Capital II, LLC(4)	112,236		*	11,335,883	0	—

*	Represents beneficial ownership of less than 1% of the Ordinary Shares on issue.
(1)

Represents the 112,236 Ordinary Shares we issued to B. Riley Principal Capital II on September 2, 2022 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that B. Riley Principal Capital II may be required to subscribe for and purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of B. Riley Principal Capital II’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases and the Intraday VWAP Purchases of Ordinary Shares under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any Ordinary Shares to B. Riley Principal Capital II to the extent such shares, when aggregated with all other Ordinary Shares then beneficially owned by B. Riley Principal Capital II, would cause B. Riley Principal Capital II’s beneficial ownership of our Ordinary Shares to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling our Ordinary Shares under the Purchase Agreement to B. Riley Principal Capital II that would exceed certain limitations imposed under the Australian Corporations Act 2001 (Cth), as amended. Such limitations may not be amended or waived under the Purchase Agreement.
(2)	Applicable percentage ownership is based on 156,310,918 Ordinary Shares on issue as of March 1, 2023.
(3)	Assumes the sale of all Ordinary Shares being offered pursuant to this prospectus.
(4)

The business address of B. Riley Principal Capital II, LLC (“BRPC II”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. BRPC II’s principal business is that of a private investor. BRPC II is a wholly-owned subsidiary of B. Riley Principal Investments, LLC (“BRPI”). As a result, BRPI may be deemed to indirectly beneficially own the Ordinary Shares of the Company held of record by BRPC II. B. Riley Financial, Inc. (“BRF”) is the parent company of BRPC II and BRPI. As a result, BRF may be deemed to indirectly beneficially own the Ordinary Shares of the Company held of record by BRPC II and indirectly beneficially owned by BRPI. Bryant R. Riley is the Co-Chief Executive Officer and Chairman of the Board of Directors of BRF. As a result, Bryant R. Riley may be deemed to indirectly beneficially own the Ordinary Shares of the Company held of record by BRPC II and indirectly beneficially owned by BRPI. Each of BRF, BRPI and Bryant R. Riley expressly disclaims beneficial ownership of the Ordinary Shares of the Company held of record by BRPC II, except to the extent of its/his pecuniary interest therein. We have been advised that none of BRF, BRPI or BRPC II is a member of FINRA or an independent broker-dealer; however, each of BRF, BRPI, BRPC II and Bryant R. Riley is an affiliate of BRS, a registered broker-dealer and FINRA member, and Bryant R. Riley is an associated person of BRS. BRS will act as an executing broker that will effectuate resales of our Ordinary Shares that have been and may be acquired by BRPC II from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution” for more information about the relationship between BRPC II and BRS.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of Ordinary Shares. This discussion applies only to Ordinary Shares that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposal of Ordinary Shares. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Tritium has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	regulated investment companies and real estate investment trusts;

•	brokers, dealers or traders in securities;

•	traders in securities that elect to mark to market interested party transactions that require shareholder approval;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding Ordinary Shares as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Ordinary Shares being taken into account in an applicable financial statement;

•	persons that actually or constructively own 5% or more (by vote or value) of the Ordinary Shares;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders having a functional currency other than the U.S. dollar;

•	persons who hold or received Ordinary Shares pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Ordinary Shares that is for U.S. federal income tax purposes:

•	in individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Ordinary Shares, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO HOLDERS OF ORDINARY SHARES WILL DEPEND ON EACH HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ORDINARY SHARES.

U.S. Holders

Distributions on Ordinary Shares

If Tritium makes distributions of cash or property on the Ordinary Shares, the gross amount of such distributions (including any amount of foreign taxes withheld) will be treated for U.S. federal income tax purposes first as a dividend to the extent of its current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. Because Tritium does not expect to provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations. Subject to the discussions below under “-Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gains rate, provided that:

•

either (a) the Ordinary Shares are readily tradable on an established securities market in the United States, or (b) Tritium is eligible for the benefits of the Convention between the Government of the United States of America and the Government of the Australia for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Treaty”);

•

Tritium is neither a PFIC (as discussed below under “-Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Tritium in any taxable year in which the dividend is paid or the preceding taxable year;

•	the U.S. Holder satisfies certain holding period requirements; and

•	and certain other requirements are met.

U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to Ordinary Shares. Subject to certain exceptions, dividends on Ordinary Shares will constitute foreign source income and generally passive income for foreign tax credit limitation purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “ -Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Ordinary Shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Ordinary Shares could be materially different from that described above, if Tritium is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, Tritium will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Tritium owns, directly or indirectly, 25% or more (by value) of the stock. Based on the current and anticipated composition of the income, assets and operations of Tritium and its subsidiaries, Tritium does not believe it will be treated as a PFIC for the current taxable year.

However, whether we or any of our subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of our income and assets, our market value and the market value of our subsidiaries’ shares and assets. Changes in the composition of our income or asset may cause us to be or become a PFIC for the current or subsequent taxable years. In addition, whether we are treated as a PFIC for U.S. federal income tax purposes is determined annually after the close of each taxable year and, thus, is subject to significant uncertainty. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS. Accordingly, there can be no assurances that we will not be treated as a PFIC for the current taxable year or in any future taxable year.

Under the PFIC rules, if Tritium were considered a PFIC at any time that a U.S. Holder owns Ordinary Shares, Tritium would continue to be treated as a PFIC with respect to such U.S. Holder’s investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Ordinary Shares at their fair market value on the last day of the last taxable year in which Tritium is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Tritium subsequently becomes a PFIC.

For each taxable year that Tritium is treated as a PFIC with respect to a U.S. Holder’s Ordinary Shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its Ordinary Shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Ordinary Shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•

the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which Tritium is a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital gains, even though the U.S. Holder holds the Ordinary Shares as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Tritium may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Tritium does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of Tritium’s subsidiaries.

If Tritium is a PFIC, a U.S. Holder of Ordinary Shares may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its Ordinary Shares only if Tritium provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Because Tritium does not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to Ordinary Shares.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its Ordinary Shares to elect out of the Excess Distribution Rules discussed above if Tritium is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its Ordinary Shares, such U.S. Holder will include in income for each year that Tritium is treated as a PFIC with respect to such Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Ordinary Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Ordinary Shares previously included in income. A U.S. Holder’s basis in the Ordinary Shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Tritium makes would generally be subject to the rules discussed above under “ -Distributions on Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Ordinary Shares, which are listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Tritium.

If a U.S. Holder does not make a mark-to-market election (or a QEF election) effective from the first taxable year of a U.S. Holder’s holding period for the Ordinary Shares in which Tritium is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the Ordinary Shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if Tritium is a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of Ordinary Shares. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Ordinary Shares that is not a U.S. Holder, including:

•	a nonresident alien individual, other than certain former citizens and residents of the United States;

•	a foreign corporation; or

•	a foreign estate or trust.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares to Non-U.S. Holders

Any (i) distributions of cash or property paid to a Non-U.S. Holders in respect of Ordinary Shares or (ii) gain realized upon the sale or other taxable disposition of Ordinary Shares generally will not be subject to U.S. federal income taxation unless:

•

the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•

in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions received by U.S. Holders of Ordinary Shares, and the proceeds received on the sale or other taxable disposition of Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions with respect to Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s Ordinary Shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to Ordinary Shares and proceeds from the sale of other disposition of Ordinary Shares received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

MATERIAL AUSTRALIAN TAX CONSIDERATIONS

This section below provides a general summary of the Australian tax considerations generally applicable to Australian resident and non-Australian resident shareholders of Tritium with respect to the ownership and disposition of Tritium Ordinary Shares.

The comments in this section deal only with the Australian taxation implications of the ownership and disposition of Tritium Ordinary Shares if you hold your Tritium Ordinary Shares as investments on capital account.

These comments do not apply to you if you:

•	hold your securities as revenue assets or trading stock (which will generally be the case if you are a bank, insurance company or carry on a business of share trading); or

•	are assessed on gains and losses on the securities under the taxation of financial arrangements “TOFA” provisions in Division 230 of the Income Tax Assessment Act 1997.

The Australian taxation implications of holding and disposing of shares in Tritium will vary depending upon your particular circumstances. Accordingly, it should not be relied upon as taxation advice and you should seek and rely upon your own professional advice before concluding on the particular taxation treatment that will apply to you. Furthermore, the discussion below is based upon the Australian income tax laws, applicable case law, regulations and published rulings, determinations and statement of administrative practice of the Australian Taxation Office as at the date of this filing. During the period of ownership of the Tritium Ordinary Shares by Tritium Shareholders, the taxation laws of Australia, or their interpretation, may change (possibly with retroactive effect).

Tritium, Tritium Australia and Tritium Holdings and their officers, employees, taxation or other advisers do not accept any liability or responsibility in respect of any statement concerning taxation consequences, or in respect of the taxation consequences.

This taxation summary is necessarily general in nature and is not exhaustive of all Australian tax consequences that could apply in all circumstances for Tritium shareholders. It is strongly recommended that each Tritium shareholder seek their own independent professional tax advice applicable to their particular circumstances.

This summary does not constitute financial product advice as defined in the Corporations Act. This summary is confined to certain taxation matters, based on the relevant Australian tax laws in force, established interpretations of that law and understanding of the practice of the relevant tax authority at the date of this summary. This summary does not take into account the tax laws of countries other than Australia.

Australian Resident Shareholders

This section applies to Tritium shareholders who are residents of Australia for income tax purposes and hold their shares as investments on capital account.

Taxation in respect of dividends on Tritium Ordinary Shares

Dividends paid by Tritium on a share should constitute assessable income of an Australian tax resident shareholder. Australia has a franking system wherein dividends can be franked and the shareholder receives a franking credit which effectively represents the corporate tax paid by the company. Dividends can be “fully franked”, “partially franked” or “unfranked” and the maximum franking credit is calculated at the corporate tax rate (currently 30%).

Australian Resident Individuals and Complying Superannuation Entities

Australian tax resident shareholders who are individuals or complying superannuation entities should include the dividend in their assessable income in the year the dividend is paid, together with any franking credit attached to that dividend.

Subject to the comments in relation to “Qualified Persons” below, such shareholders should be entitled to a tax offset equal to the franking credit attached to the dividend. The tax offset can be applied to reduce the tax payable on the investor’s taxable income. Where the tax offset exceeds the tax payable on the investor’s taxable income, the investor should be entitled to a tax refund equal to the excess.

To the extent that the dividend is unfranked, an Australian individual shareholder will generally be taxed at their prevailing marginal rate on the dividend received (with no tax offset). Complying Australian superannuation entities will generally be taxed at the prevailing rate for complying superannuation entities on the dividend received (with no tax offset).

Corporate Shareholders

Corporate Tritium shareholders are also required to include both the dividend and the associated franking credits (if any) in their assessable income.

Subject to the comments in relation to “Qualified Persons” below, corporate Tritium shareholders should be entitled to a tax offset up to the amount of the franking credit attached to the dividend.

An Australian resident corporate Tritium shareholder should be entitled to a credit in its own franking account to the extent of the franking credits attached to the dividend received. This will allow the corporate Tritium shareholder to pass on the franking credits to its investor(s) on the subsequent payment of franked dividends.

Excess franking credits received by corporate Tritium shareholders will not give rise to a refund entitlement for a company but can be converted into carry forward tax losses instead. This is subject to specific rules on how the carry forward tax loss is calculated and utilized in future years. For completeness, this tax loss cannot be carried back under the loss carry back tax offset rules introduced in the 2020-21 Federal Budget.

Trusts and Partnerships

Australian tax resident Tritium shareholders who are trustees (other than trustees of complying superannuation entities, which are dealt with above) or partnerships are also required to include any dividends and any franking credits in calculating the net income of the trust or partnership. Where a fully franked or partially franked dividend is received, an Australian resident trust beneficiary that is not under a legal disability and that is presently entitled to a share of the income of the trust estate in the relevant year of income, or the relevant partner in the partnership (as the case may be), may be entitled to a tax offset by reference to the beneficiary’s or partner’s share of the net income of the trust or partnership.

To the extent that the dividend is unfranked, an Australian trustee (other than trustees of complying superannuation entities) or partnerships, will be required to include the unfranked dividend in the net income of the trust or partnership. An Australian resident trust beneficiary that is not under a legal disability and that is presently entitled to a share of the income of the trust estate (and not acting in a capacity as trustee) in the relevant year of income, or the relevant partner in the partnership, will generally be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership (with no tax offset).

Additional or alternative considerations may be relevant in relation to shareholders that are trustees of specific categories of trusts under Australian tax law (such as managed investment trusts, AMITs, or public trading trusts). The precise tax consequences for a trustee shareholder are a complex tax issue which requires analysis based on each shareholder’s individual circumstances and the terms of the relevant trust deed. Tritium shareholders should obtain their own tax advice to determine these matters.

Qualified Persons

The benefit of franking credits can be denied where a Tritium shareholder is not a “qualified person” in which case the Tritium Shareholder will not be able to include an amount for the franking credits in their assessable income and will not be entitled to a tax offset.

Broadly, to be a qualified person, a Tritium shareholder must satisfy the holding period rule and, if necessary, the related payment rule. The holding period rule requires a Tritium shareholder to hold the shares “at risk” for at least 45 days continuously during the qualification period-starting from the day after acquisition of the shares and ending 45 days after the shares become ex-dividend where there is no relevant “related payment”-in order to qualify for franking benefits.

This holding period rule is subject to certain exceptions, including where the total franking offsets of an individual in a year of income do not exceed A$5,000.

Whether you are qualified person is a complex tax issue which requires analysis based on each shareholder’s individual circumstances. Tritium shareholders should obtain their own tax advice to determine if these requirements have been satisfied.

Capital Gains Tax (“CGT”) Implications

Disposal of Shares

For Australian tax resident Tritium shareholders, who hold their Tritium Ordinary Shares on capital account, the future disposal of Tritium Ordinary Shares will give rise to a CGT event at the time which the legal and beneficial ownership of the Tritium Ordinary Shares are disposed of. Tritium shareholders will derive a capital gain on the disposal of their shares in Tritium to the extent that the capital proceeds exceed the cost base of their Tritium Ordinary Shares.

A capital loss will be made where the capital proceeds are less than the reduced cost base of their Tritium Ordinary Shares. Where a capital loss is made, capital losses can only be offset against capital gains derived in the same or later incomes years. They cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years. Capital losses may be carried forward to future income years subject to the satisfaction of the Australian loss testing provisions.

Capital Proceeds

The capital proceeds should be equal to any consideration received by the Tritium shareholder in respect to the disposal of their Tritium Ordinary Shares.

Cost base of Tritium Ordinary Shares

The cost base of a Tritium ordinary share will generally be equal to the cost of acquiring the Tritium ordinary share, plus any incidental costs of acquisition and disposal (i.e. brokerage costs and legal fees). However, to the extent that a roll-over was obtained in relation to the acquisition of the Tritium Ordinary Shares under the Australian scrip for scrip rules, the cost base should be equal to the inherited cost base of the pre-existing shares (i.e. the original interests).

CGT Discount

The CGT discount may apply to Tritium shareholders that are Australian tax resident individuals, complying Australian superannuation funds or trusts, who have held, or are taken to have held, their Tritium Ordinary Shares for at least 12 months (not including the date of acquisition or date of disposal) at the time of the disposal of their Tritium Ordinary Shares.

The impact of the scrip for scrip rollover provisions on the holding period should be considered at an individual shareholder level. However, it is expected that the acquisition date of the Tritium Ordinary Shares for the purposes of the CGT discount should be the acquisition date of the Tritium shareholder’s pre-existing shares.

The CGT discount is:

•	one-half if the Tritium shareholder is an individual or trustee: meaning only 50% of the capital gain will be included in the shareholder’s assessable income; and

•	one-third if the Tritium shareholder is a trustee of a complying superannuation entity: meaning only two-thirds of the capital gain will be included in the shareholder’s assessable income.

The CGT discount is not available to Tritium shareholders that are companies.

If a Tritium shareholder makes a discounted capital gain, any current year and/or carried forward capital losses will be applied to reduce the undiscounted capital gain before the relevant CGT discount is applied. The resulting amount is then included in the Tritium shareholder’s net capital gain for the income year and included in its assessable income.

The CGT discount rules relating to trusts are complex. Subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess the eligibility for the CGT discount in their own right. Accordingly, we recommend trustees seek their own independent advice on how the CGT discount applies to the trust and its beneficiaries.

Non-Australian Resident Shareholders

This section applies to Tritium shareholders who are not residents of Australia for income tax purposes and hold their shares as investments on capital account.

Taxation in Respect of Dividends on Tritium Ordinary Shares

Non-Australian resident Tritium shareholders who do not have a permanent establishment in Australia should not be subject to Australian income tax but may be subject to Australian dividend withholding tax on their Tritium dividends.

Franked Dividends

As outlined above, Australia has a franking system wherein dividends can be franked and Australian resident shareholders receive a franking credit which effectively represents the corporate tax paid by the underlying company (i.e. Tritium). Dividends can be “fully franked”, “partially franked” or “unfranked”.

Dividends received by non-Australian resident Tritium shareholders which are franked should not be subject to Australian dividend withholding tax to the extent of the franking (i.e. if the dividend if fully franked, it should not be subject to Australian dividend withholding tax at all). However, refunds of franking credits are not available to non-Australian resident shareholders.

Dividends Attributable to Conduit Foreign Income

Non-Australian resident Tritium shareholders should not be subject to Australian dividend withholding tax where Tritium pays an unfranked dividend out of income which Tritium has declared to be conduit foreign income (“CFI”). Generally, CFI would include amounts received by Tritium that are attributable to dividends received from foreign subsidiaries which are treated as non-assessable non-exempt income for Australian tax purposes.

Unfranked Dividends

Non-Australian resident Tritium shareholders should generally be subject to Australian dividend withholding tax to the extent of the unfranked component of any dividends received that are not declared to be CFI. Australian dividend withholding tax is imposed at a flat rate of 30% on the amount of the dividend that is unfranked unless the Tritium shareholder is a tax resident of a country that has a double tax treaty (“DTT”) with Australia. In the event the Tritium shareholder is otherwise able to rely on the DTT, the rate of Australian dividend withholding tax may be reduced (typically to 15%), depending on the terms of the DTT.

CGT Implications

Non-Australian resident Tritium shareholders who do not have a permanent establishment in Australia should not be subject to Australian CGT.

General Australian Tax Matters

This section applies to both Australian resident and non-Australian resident Tritium shareholders.

GST

The acquisition or disposal of Tritium Ordinary Shares by a shareholder (who is registered or required to be registered for GST) will be classified as a “financial supply” for Australian GST purposes. Accordingly, Australian GST will not be payable in respect of amounts paid for the acquisition or disposal of Tritium Ordinary Shares.

No GST should be payable in respect of dividends paid to Tritium shareholders.

Subject to certain requirements, there may be a restriction on the entitlement of Tritium shareholders registered for GST to claim an input tax credit for any GST incurred on costs associated with the acquisition or disposal of Tritium Ordinary Shares (e.g. lawyer’s and accountants’ fees).

Stamp Duty

No stamp duty should be payable on the acquisition of Tritium Ordinary Shares.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and resale of up to 11,335,883 Ordinary Shares, by B. Riley Principal Capital II, LLC. The Ordinary Shares offered hereby for resale by B. Riley Principal Capital II may be sold or distributed from time to time by the Selling Securityholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Ordinary Shares offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our Ordinary Shares;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

B. Riley Principal Capital II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the offer and resale by B. Riley Principal Capital II of up to 11,335,883 Ordinary Shares that have been or may be issued by us to B. Riley Principal Capital II pursuant to the Purchase Agreement.

B. Riley Principal Capital II has informed us that it presently anticipates using, but is not required to use, B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member and an affiliate of B. Riley Principal Capital II, as a broker to effectuate resales, if any, of our Ordinary Shares that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Ordinary Shares that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley Principal Capital II has informed us that each such broker-dealer it engages to effectuate resales of our Ordinary Shares on its behalf, excluding BRS, may receive commissions from B. Riley Principal Capital II for executing such resales for B. Riley Principal Capital II and, if so, such commissions will not exceed customary brokerage commissions.

Because B. Riley Principal Capital II is an affiliate of BRS and will receive all the net proceeds from such resales of our Ordinary Shares made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Northland, a registered broker-dealer and FINRA member, to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. B. Riley Principal Capital II has agreed to pay Northland a cash fee of $50,000 upon the completion of this offering as consideration for its services and to reimburse Northland up to $5,000 for expenses incurred in connection with acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee and expense reimbursement to be paid to Northland for acting as the qualified independent underwriter in this offering are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley Principal Capital II to the public. Northland will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5121, BRS is not permitted to sell Ordinary Shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Except as set forth above, we know of no existing arrangements between the Selling Securityholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Ordinary Shares offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the Ordinary Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares resold by the Selling Securityholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of Ordinary Shares resold by the Selling Securityholder may be less than or in excess of customary commissions. Neither we nor the Selling Securityholder can presently estimate the amount of compensation that any agent will receive from any purchasers of Ordinary Shares resold by the Selling Securityholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Securityholder, including with respect to any compensation paid or payable by the Selling Securityholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Securityholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and resale of the Ordinary Shares covered by this prospectus by the Selling Securityholder.

As consideration for its irrevocable commitment to purchase our Ordinary Shares under the Purchase Agreement, we have agreed to issue to B. Riley Principal Capital II 112,236 Ordinary Shares as Commitment Shares, which Commitment Shares have a total aggregate value equal to 1.0% of B. Riley Principal Capital’s $75,000,000 total dollar amount purchase commitment under the Purchase Agreement (assuming a purchase price of $6.6823 per Commitment Share, representing the average of the volume weighted average prices per share of our Ordinary Shares for the five-consecutive trading day period ending on the date of the Purchase Agreement), upon execution of the Purchase Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, the 112,236 Commitment Shares are deemed to be underwriting compensation in connection with sales of our Ordinary Shares by B. Riley Principal Capital II to the public. In addition, we reimbursed B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel, in an amount of $100,000, in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Ordinary Shares by B. Riley Principal Capital II to the public. Moreover, in accordance with FINRA Rule 5110, the 3.0% fixed discount to current market prices of our Ordinary Shares reflected in the purchase prices payable by B. Riley Principal Capital II for our Ordinary Shares that we may require it to purchase from us from time to time under the Purchase Agreement is deemed to be underwriting compensation in connection with sales of our Ordinary Shares by B. Riley Principal Capital II to the public.

We also have agreed to indemnify B. Riley Principal Capital II and certain other persons against certain liabilities in connection with the offering of Ordinary Shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. B. Riley Principal Capital II has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by B. Riley Principal Capital II specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the establishment and commencement of the offering will be approximately $700,000. Ongoing expenses related to the offering cannot be estimated at this time as they depend on the timing and frequency of the issuance and resale of ordinary shares in connection with the offering.

B. Riley Principal Capital II has represented to us that at no time prior to the date of the Purchase Agreement has B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Ordinary Shares or any hedging transaction, which establishes a net short position with respect to our Ordinary Shares. B. Riley Principal Capital II has agreed that during the term of the Purchase Agreement, none of B. Riley Principal Capital II, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley Principal Capital II or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the Selling Securityholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Securityholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering of up to 11,335,883 of our Ordinary Shares for resale by B. Riley Principal Capital II to which this prospectus relates will terminate on the date that all of such Ordinary Shares offered by this prospectus have been resold by the Selling Securityholder.

Our Ordinary Shares are currently listed on Nasdaq under the symbol “DCFC”.

B. Riley Principal Capital II and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of Ordinary Shares for resale by B. Riley Principal Capital II to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that B. Riley Principal Capital II has received and may receive in connection with the transactions contemplated by the Purchase Agreement, including the 112,236 Commitment Shares we have agreed to issue to B. Riley Principal Capital II as consideration for its irrevocable commitment to purchase Ordinary Shares from us under the Purchase Agreement, the 3.0% fixed discount to current market prices of our Ordinary Shares reflected in the purchase prices payable by B. Riley Principal Capital II for our Ordinary Shares that we may require it to purchase from us from time to time under the Purchase Agreement, and our reimbursement of up to $100,000 of B. Riley Principal Capital II’s legal fees in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of the securities registered under the registration statement of which this prospectus forms a part.

SEC Registration Fee	$2,011.23
FINRA filing fee	*
Legal fees	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*

Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Corrs Chambers Westgarth, Australian counsel to the Company, has provided a legal opinion for the Company regarding the validity of the Ordinary Shares offered by this prospectus.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2022 (which contains an explanatory paragraph relating to Tritium DCFC Limited’s ability to continue as a going concern as described in Note 1 to the financial statements) have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE

UNITED STATES

We are a public limited company organized under the laws of Australia. As a result, the rights of holders of our Ordinary Shares will be governed by Australian law and our constitution. The rights of shareholders under Australian law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial amount of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Australia will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Australia against us or our directors or officers under the securities laws of other jurisdictions.

Our registered address in Australia is c/o Tritium DCFC Limited, 48 Miller Street, Murarrie, QLD 4172, Australia.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Cogency Global Inc., 22 East 42nd Street, 18th Floor New York, NY 10168.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of a person as an officer or auditor of the company, except to the extent of any of the following liabilities incurred as an officer or auditor of the company:

•	a liability owed to the company or a related body corporate of the company;

•	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Corporations Act; or

•	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith.

Australian law provides that a company or related body corporate of the company must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred:

•	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

•	in defending or resisting criminal proceedings in which the person is found guilty;

•

in defending or resisting proceedings brought by the ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. Our constitution provides, to the extent permitted by and subject to any applicable law, for the indemnification of each director, secretary and officer of our company, or a subsidiary of our company against any liability incurred by that person in such capacity, and for any legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity.

SEC Position. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, our company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

2.1	Business Combination Agreement, dated May 25, 2021 by and among Decarbonization Plus Acquisition Corporation II, Tritium Holdings Pty Ltd, Tritium DCFC Limited and Hulk Merger Sub, Inc.	F-4	333-259793	2.1	09/24/21

2.2	First Amendment to the Business Combination Agreement, dated July 27, 2021 by and among Decarbonization Plus Acquisition Corporation II, Tritium Holdings Pty Ltd, Tritium DCFC Limited and Hulk Merger Sub, Inc.	F-4	333-259793	2.2	09/24/21

3.1	Constitution of Tritium DCFC Limited.	F-1	333-262681	3.1	07/08/22

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Ordinary Shares Purchase Agreement, dated September 2, 2022, by and between the Company and B. Riley Principal Capital II, LLC.	6-K	001-41226	10.1	09/06/22

4.2	Registration Rights Agreement, dated September 2, 2022, by and between the Company and B. Riley Principal Capital II, LLC.	6-K	001-41226	10.2	09/06/22

4.3	Specimen Ordinary Share Certificate.	F-1	333-262681	4.4	02/11/22

4.4	Description of Securities	20-F	001-41226	2.1	9/22/22

5.1*	Opinion of Corrs Chambers Westgarth.

23.1*	Consent of PricewaterhouseCoopers, independent registered public accounting firm.

23.2*	Consent of Corrs Chambers Westgarth (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Calculation of Filing Fee Tables.

*	Filed herewith.
**	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 10.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes:

(1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brisbane, State of Queensland, Australia on the 10th day of March, 2023.

Tritium DCFC Limited

By:	/s/ Jane Hunter
Name:	Jane Hunter
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint each of Jane Hunter and Robert Topol, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Name		Title	Date
By:	/s/ Jane Hunter Jane Hunter	Chief Executive Officer and Executive Director (Principal Executive Officer)	March 10, 2023

By:	/s/ Robert Topol Robert Topol	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 10, 2023

By:	/s/ Dr. David Finn Dr. David Finn	Non-Executive Director	March 10, 2023

By:	/s/ Robert Tichio Robert Tichio	Non-Executive Director and Chair	March 10, 2023

By:	/s/ Trevor St. Baker AO Trevor St. Baker AO	Non-Executive Director	March 10, 2023

By:	/s/ Kenneth Braithwaite Kenneth Braithwaite	Non-Executive Director	March 10, 2023

By:	/s/ Edward Hightower Edward Hightower	Non-Executive Director	March 10, 2023

By:	/s/ Adam Walker Adam Walker	Non-Executive Director	March 10, 2023

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, Tritium DCFC Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States on March 10, 2023.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc., Authorized Representative in the United States